UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

ITEM 4.02                                     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 6, 2006, the Audit Committee of the Board of Directors of GTSI Corp. (the “Company” or “GTSI”), after discussion with the Company’s management, concluded that the consolidated financial statements of the Company included in its Form 10-K for the year ended December 31, 2003 should no longer be relied upon because of errors contained therein.  The Company reached these conclusions as part of its continuing review of its consolidated financial statements for the years ended December 31, 2004 and 2005, included in GTSI’s Form 10-K for the year ended December 31, 2005, as well as for the quarter ended March 31, 2006 included in GTSI’s Form 10-Q for the period ended March 31, 2006, as discussed below.  As reported in an 8-K dated August 9, 2006, the Company is in the process of restating its consolidated financial statements for the years ended December 31, 2004 and 2005 as well as for the quarter ended March 31, 2006.

2003 Restatement

As part of its review of the aged balances in certain accounts payable and related cost of sales accounts for the years ended December 31, 2004 and 2005 as well as for the quarter ended March 31, 2006, the Company also identified several instances where accounts payable and the related costs of sales were also overstated for the year ended December 31, 2003 due to similar process-related errors.  As a result, it was determined that these errors required GTSI’s consolidated financial statements for year ended December 31, 2003 to be restated. The net effect of this adjustment for the entire period under review is expected to be an increase to gross margin.   As the Company will be restating its consolidated financial statements for the year ended December 31, 2003 for these accounts payable/cost of sales errors, the Company will also be restating this period for certain lease-related amounts consistent with those being restated for the years ended December 31, 2004 and 2005 as well as for the quarter ended March 31, 2006.

Overall Restatement Status

The Audit Committee and the management of the Company have discussed with its independent registered public accounting firm the matters referenced above, including the restatement of GTSI’s consolidated financial statements included in the Company’s annual report on Form 10-K for the years ended December 31, 2003, 2004 and 2005, as well as the unaudited consolidated financial statements included in Form 10-Q for the quarter ended March 31, 2006.  Such restatements are subject to the completion of the Company’s restatement process and related audit procedures by the independent registered public accounting firm.

ITEM 8.01             Other Events

NASDAQ Extension

On November 3, 2006, GTSI received a Nasdaq Staff Determination granting GTSI an extension to November 30, 2006 to satisfy the requirements for continued listing under Nasdaq Market Place Rule 4310(c)(14), subject to the Company filing its Form 10-Q for the quarter ended June 30, 2006, its Form 10-Q for the quarter ended September 30, 2006, and all required restatements.

While there is no assurance, the Company expects to avoid delisting of its common stock from The NASDAQ National Market by filing its Form 10-Q for the quarter ended June 30, 2006, its Form 10-Q for the quarter ended September 30, 2006, and all required restatements as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Joe Ragan
Joe Ragan
Senior Vice President and CFO

Date:  November 13, 2006